Exhibit 99.1
EVIAN UNVEILS 100% rPET BOTTLES CREATED BY LOOP INDUSTRIES' INNOVATIVE RECYCLING TECHNOLOGY

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Committed to accelerating the development of innovative sustainable packaging solutions, evian achieves new milestone in circularity journey with launch of prototype bottle using revolutionary technology from Loop Industries that allows no and low value plastics (that otherwise go to waste) to be recycled endlessly into new, virgin quality plastic.

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With the partnership between evian and clean technology company Loop Industries spanning over four years, this breakthrough achievement is the result of years of continued innovation and optimization to get Loop’s technology up to commercial scale. Bottles using Loop Industries’ technology will be rolled out at commercial scale in South Korea in 2022, with the goal of launching in other markets in the future.

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Bringing to life the innovative concept, the prototype bottles have been renamed ‘evian Loop’ to highlight each bottles recycling potential to remain in the circular economy loop, aligned to evian’s 2025 commitment to circularity.

EVIAN-LES-BAINS (FRANCE), MONTREAL (CANADA)/ ACCESSWIRE /20th SEPTEMBER 2021: This Recycle Week, evian has launched a new recycled plastic (rPET, or recycled polyethylene terephthalate) prototype bottle using revolutionary technology from clean technology company Loop Industries (Nasdaq: LOOP). This marks a significant milestone in evian’s 2025 circularity journey, which will see it accelerate the transition to 100%* recycled plastic in all its plastic bottles.

As the demand for more sustainable packaging solutions continues to grow, Loop Industries offers transformational technology that allows no and low value PET plastics (that will otherwise go to waste) to be recycled endlessly into new, virgin-like PET plastic. The process uses ground-breaking technology to break down plastic into its base building blocks, or monomers. The monomers are then purified and repolymerized into Loop™ PET plastic. This innovative technology allows more plastic to be kept in use, reduces reliance on fossil fuels and avoids the creation of new plastic.

The cutting-edge technology enables a continuous loop for recycling at large scale, meaning that all types of PET plastic waste – from discarded gym bags to flip flops (and even ocean, colored and opaque plastics, as well as polyester fibers) – can be transformed into high quality plastic bottles. To bring to life this latest concept, evian has renamed its prototype bottles to ‘evian Loop’ to highlight each bottle’s recycling potential.

evian’s partnership with Loop Industries spans four years, during which time Loop Industries worked diligently on perfecting its technology for commercial production on a global scale. The partnership will see this pioneering technology rolled out across markets beginning in 2022 and is part of evian’s continuous effort to lead the shift and accelerate the development of innovative sustainable packaging solutions. This will allow evian to recycle and repurpose more and more existing plastic waste, bringing them one step closer to their 2025 circularity objective.

Commenting on today’s launch, Shweta Harit, VP of Marketing at evian, said: “Keeping plastic out of nature and within the circular economy is a key priority for evian as we continue to work to become part of the solution to tackle environmental issues. A new era of sustainability, this latest innovation launch is a gamechanger and an important milestone on our ambitious sustainability journey. By partnering with Loop Industries, we can look to accelerate our drive to keep the use of virgin plastic to an absolute minimum, whilst also preserving the uniqueness and purity of our natural mineral water.”

Daniel Solomita, Founder and CEO of Loop Industries, said: "We are proud to announce an important milestone in the commercialization of our technology, with the first commercial production of consumer beverage bottles made entirely from Loop™ branded PET resin using 100% recycled content. We are particularly proud that this milestone is being achieved in partnership with iconic global beverage brand evian. With the completion of our small-scale production facility in Terrebonne Quebec, we are now producing commercial volumes of PET resin for global brand companies, using local waste plastic that would otherwise not be recycled. In addition, we look forward to beginning the roll out of Infinite Loop™ manufacturing facilities in North America, Asia and Europe, including our recently announced strategic partnership with SK geo centric.”

This latest announcement follows a number of product innovations from evian as part of its circularity journey, including Label Free, Bottles made from Bottles, and most recently (re)new. (re)new was launched in several key markets earlier this year to help consumers looking to hydrate with natural mineral water at home dispenser; a collapsible bubble that contains 60% less plastic than a typical 1.5 litre water bottle1, whilst holding nearly 3 times the volume.

As evian looks to the future it has ambitious targets to help preserve the planet for generations to come and is committed to seeking zero plastic waste and further accelerating its recycling initiatives. By 2025 it will become a circular brand, making all of its plastic bottles from 100% recycled plastic*.

NOTE TO EDITORS

About Loop Industries
Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Loop Industries Cautionary Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "should," "could," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or "continute" the negative of such terms or similar words. These forward-looking statements include, without limitation[, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop's internal control over financial reporting]. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding, (vi) building Loop’s manufacturing facility, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop's business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’ss filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

About evian®
evian® natural spring water comes from the heart of the French Alps, a unique geological site in the world. For more than 15 years, it travels through the rocks, where it picks up minerals. The brand has been working for over 25 years to preserve natural surroundings of the source, in an effort to preserve evian® natural spring water’s exceptional quality for generations to come. Natural and uniquely balanced, evian® natural spring water is a healthy choice throughout the day.

evian®, a Danone brand, embraces the company’s One Planet. One Health vision that the health of the people and the health of the planet are interconnected and therefore seeks to protect and nourish both.

For more information on evian and the planet, please visit: https://www.evian.com/

evian circular brand by 2025
evian is committed to making all of its plastic bottles from 100% recycled plastic* by 2025, adopting a ‘circular approach’ to plastic usage, where plastic is kept within the economy and out of nature. With input from the Ellen MacArthur Foundation, evian developed a roadmap in which evian will move from a linear model to a circular one, where all bottles will be made from recycled plastic without the need for any virgin plastics. This will enable plastic to evolve from potential waste to become a valuable resource. evian plans to achieve this through pioneering partnerships to redesign its packaging, accelerate recycling initiatives and remove plastic waste from nature.

In 2020 evian launched its first range of bottles made from 100% recycled plastic. The innovation is currently available in France, Switzerland, Belgium, Germany and the UK. Following this, in January 2021, evian announced its first bottle to be made from 100% recycled plastic* in the US, designed by Virgil Abloh; Creative Advisor for Sustainable Innovation Design for evian. The launches marked key milestones for the brand as it continues to evolve the way it delivers evian in the most sustainable way possible and looks to become circular by 2025. All evian bottles are recyclable. Today, evian bottles contain an average of 43% rPET across the entire range.

*Excluding the cap and label
The caps and labels on evian’s bottles are not produced from the same type of plastic (rPET) that is used to produce their bottles. HDPE and OPP plastics are used in order to help preserve water purity and quality for consumers. HDPE and OPP plastics are recyclable and evian encourages consumers to check their local recycling listings and recycle all evian bottles in the correct steam so that they can be reused. evian is committed to continuous improvement and is working to offer the best packaging solutions.

1 - Compared, per litre of water, to a 1.5L evian® bottle (3.33 x 1.5L evian® bottles)

MEDIA CONTACT
Loop Industries
Stephanie Corrente, Director of Marketing and Communications
scorrente@loopindustries.com
+1 450-951-8555

Loop Industries Investor Relations
MZ Group-MZ North America
+1 (949) 259-4987
LOOP@mzgroup.us
www.mzgroup.us

evian
Gillian Pryor, Digital and Cultural Manager
Gillian.pryor@danone.com
+33 (0)6 29 26 15 85